UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None (1)

(1) On May 2, 2024, the Nasdaq Hearings Panel notified the Company of the Panel’s determination that the Company’s securities would be delisted from Nasdaq. Trading of the Company’s securities on Nasdaq was suspended at the open of trading on May 6, 2024. On July 19, 2024, Nasdaq filed a Form 25 with the Securities and Exchange Commission to delist the Company’s securities from Nasdaq. The delisting became effective on July 29, 2024. As of May 24, 2024, the Company’s Class A common stock and public warrants are quoted and traded on the OTCQX Market operated by OTC Markets Group Inc. under the symbol “CNXX” and “CNXXW,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2024, CONX Corp. (the “Company”) and certain other investors (such investors together with the Company, the “PIPE Investors”) entered into subscription agreements (the “Subscription Agreements”) with EchoStar Corporation, a Nevada corporation (“EchoStar”) controlled by Charles W. Ergen, pursuant to which the PIPE Investors have agreed, subject to the terms and conditions set forth therein, to purchase from EchoStar an aggregate of 14.265 million shares (the “PIPE Shares”) of EchoStar’s Class A common stock, par value $0.01 per share, at a purchase price of $28.04 per share, for an aggregate cash purchase price of approximately $400 million (such investment, the “PIPE Investment”). The portion of the PIPE Investment represented by the Company’s Subscription Agreement represents an agreement to purchase from EchoStar an aggregate of 1.551 million shares of EchoStar’s Class A common stock for an aggregate cash purchase price of approximately $43.5 million. The PIPE Investment is conditioned on and expected to close concurrently with the closing of certain restructuring transactions pertaining to DISH Network Corporation, subject to the terms and conditions set forth in the Subscription Agreements.

The Subscription Agreements contain customary representations and warranties of EchoStar and the PIPE Investors, including the Company, customary conditions to closing, as well as customary indemnification obligations. Pursuant to the Subscription Agreements, EchoStar has agreed to register the resale of the PIPE Shares and is required to prepare and file a registration statement (which will, however, be limited to non-underwritten public offerings) with the U.S. Securities and Exchange Commission (the “SEC”) on the closing date of the PIPE Investment.

The Company may assign its rights and obligations under its Subscription Agreement to one or more of its affiliates or, with EchoStar’s prior written consent, to another person, provided that no such assignment would relieve the Company of its obligations if such assignee fails to perform such obligations.

The foregoing description of the PIPE Investment does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s PIPE Investment, the ability of the parties to satisfy the closing conditions, some of which are outside of the company’s control, and complete the PIPE Investment, the realization of the Company’s objectives with respect to the PIPE Investment, the risk that the Company may be deemed to be an investment company, and other risks and uncertainties indicated from time to time in filings with the SEC, including “Risk Factors” in the Registration Statement on Form S-1 filed with the SEC on May 29, 2024 (as amended), and in other reports we file with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Form of Subscription Agreement (filed as Exhibit 10.4 to EchoStar Corporation’s Current Report on Form 8-K, filed on September 30, 2024, and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX Corp.

Date: September 30, 2024	By:	/s/ Kyle Jason Kiser
	Name:	Kyle Jason Kiser
	Title:	Chief Executive Officer